EXHIBIT 4.5


                                                      Date:  December 2, 1992



                    IRREVOCABLE SERVICER LETTER OF CREDIT
                             NO. LG/MIS/NY-430646



The Fuji Bank and Trust Company
Two World Trade Center
81st Floor
New York, New York 10048

Attention:  Trust Administration Department


Gentlemen:

     At the request and for the account of our customer, Bridgestone/Firestone, an Ohio corporation (the "Corporation"), we (the "Bank") hereby establish in your favor this Irrevocable Letter of Credit No. LG/MIS/NY-430646 wherein you, as trustee (the "Trustee") under the Amended and Restated Pooling and Servicing Agreement, as supplemented (collectively, the "Pooling and Servicing Agreement") among the Corporation, as servicer, Firestone Retail Credit Corporation, as transferor and you, pursuant to which the Bridgestone/Firestone Master Trust, Series 1992-A and Series 1992-B Certificates (the "Certificates") have been issued, are hereby irrevocably authorized, to draw (i) as required under Section 4.01A(a) of the Pooling and Servicing Agreement or (ii) Section 4.01A(e) of the Pooling and Servicing Agreement (a "Special Drawing"), upon the terms and conditions hereinafter set forth, in an aggregate amount not exceeding $45,000,000 (hereinafter, as reduced from time to time in accordance with the provisions hereof, the "Stated Amount").

     Funds under this Letter of Credit are available to you only against your written certificate signed by a person purporting to be your authorized officer, appropriately completed, in the form of Annex 1 or Annex 2 hereto for payment of certain amounts due from, but unpaid by, the Corporation under the Pooling and Servicing Agreement.

     We hereby agree that each demand made under and in compliance with the terms of this Letter of Credit will be duly honored by us upon due delivery of the certificate(s), as specified above, appropriately completed (together with the enclosures, if any, required thereby), if presented as specified on or before the expiration date hereof. If a presentation in respect of payment is made by you hereunder at or prior to 12:00 P.M., New York City time, on a Business Day, and provided that the documents so presented conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, not later than 3:00 P.M., New York City time, on the same Business Day. If a presentation in respect of payment is made by you hereunder after 3:00 P.M., New York City time, on a Business Day, such presentation shall be deemed to have been made prior to 3:00 P.M., New York City time, on the next succeeding Business Day. You agree to use your best efforts to provide us telephonic notice at the time any presentation in respect of payment is made hereunder; provided, however,
                                                          --------  -------
that failure to provide such telephonic notice shall not affect our obligation to make payment in respect of any such presentation in respect of payment. If requested by you, payment under this Letter of Credit will be wire transferred to an account in New York, New York specified in the related certificate. As used herein, "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York shall be authorized or obligated by law, executive order or governmental decree to be closed.

     If a drawing made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the purported drawing was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents presented in connection therewith at your disposal or are returning the same to you, as we may elect.

     Except as otherwise specified in Annex 2, each drawing under this Letter of Credit shall be verified to Account No. 30492-01/0.1 maintained by the Trustee (the "Collection Account").

     Only you, as Trustee, may make a drawing under this Letter of Credit. Upon the payment of the amount specified in the related certificate(s) presented hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such certificate(s) and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such certificate(s) to you or any other person. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

     This Letter of Credit shall expire at our close of business in New York, New York on the first to occur of the following dates (the "Termination Date"): (x) November 30, 1993 or, if said date shall not be a Business Day, on the Business Day next succeeding said date, or (y) the date the Corporation ceases to be the Servicer under the Pooling and Servicing Agreement, as provided in a written notice to us from the Trustee, or (z) the date of receipt by us of your written certificate signed by a person purporting to be your authorized officer, appropriately completed, in the form of Annex 3 hereto. This Letter of Credit shall be promptly surrendered to us upon expiration.

     Drawings in respect of payments hereunder honored by us shall not, in the aggregate, exceed the Stated Amount in effect immediately prior to such drawing. Each drawing honored by us hereunder shall pro tanto reduce the
                                                     --- -----
Stated Amount in effect immediately prior to such drawing.


     This Letter of Credit is subject to, and shall be governed by, the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication No. 400 (the "Uniform Customs"). This Letter of Credit shall be deemed to be made under the laws of the State of New York, including Article 5 of the Uniform Commercial Code of such State, and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of New York.

     Notwithstanding anything in Article 54(e) of the Uniform Customs to the contrary, this Letter of Credit is transferable in its entirety (but not in part) only to a successor Trustee under the Pooling and Servicing Agreement upon presentation to us of this Letter of Credit accompanied by the transfer form attached hereto as Annex 4, to the transferee specified therein.

     All documents presented to us in connection with any demand for payment hereunder, as well as all notices and other communications to us in respect of this Letter of Credit, shall be in writing and addressed and presented to us at our office at One World Trade Center, New York, New York 10048
Attention: Loan Administration and shall make specific reference to this Letter of Credit by number. Such documents, notices and other communication shall be personally delivered to us, or may be sent to us by tested telex or over a telecopier (promptly confirmed by delivery of the written document, notice or other communication, as the case may be, provided that such confirmation shall not be a condition to the effectiveness of such demand for payment, notice or other communication) to the following numbers, as applicable:

     Telex No.: 420575 (Answerback: SMTBK)

     Telecopier No.:  (212) 524-0612

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the certificates), except only Annex 1 through 4 hereto; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

                         Very truly yours,

                         The Sumitomo Bank, Limited


                         By: /S/ Natsud Okada
                             -----------------------
                             Name:  Natsud Okada
                             Title: Joint General Manager








                                  ANNEX 1 T0
                    LETTER OF CREDIT NO. LG/MIS/NY-430646
                   -------------------------------------

                    LG/MIS/NY-430646 FOR "ANNEX 1 DRAWING"

     The undersigned, as Trustee (the "Trustee"), acting through the undersigned duly authorized officer of the Trustee, hereby certifies to The Sumitomo Bank, Limited (the "Bank"), with reference to the Bank's Irrevocable Letter of Credit No. LG/MIS/NY-430646 (the "Letter of Credit"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued in favor of the Trustee, that:

          (1) The Trustee is the Trustee under the Pooling and Servicing Agreement.

          (2) The Corporation, as servicer (the "Servicer") under the Pooling and Servicing Agreement, has notified us, as Trustee under the Pooling and Servicing Agreement, pursuant to a Monthly Servicer's Certificate (as defined in the Pooling and Servicing Agreement) (a copy of which is attached hereto) furnished pursuant to Section 3.04(b) of the Pooling and Servicing Agreement, that the following amount was required to be remitted by the Corporation to the Collection Account pursuant to Section 4.01(g) of the Pooling end Servicing Agreement with respect to the Distribution Date (as defined in the Pooling and Servicing Agreement) occurring on
       (insert applicable Distribution Date):  $(insert amount required
       ------------------------------------      ----------------------
       to be remitted pursuant to Section 4.01(g)).
       ------------------------------------------

          (3) The Corporation has failed to deposit the following portion of amounts owed by it with respect to such Distribution Date as set forth in paragraph (2) above: $(insert amount of deficiency).
                                     ---------------------------

          (4) The Trustee is making a drawing under the Letter of Credit in the amount of $_________ which amount equals the lesser of (a) the amount set forth in paragraph (3) and (b) the amount identified by the Servicer in the Monthly Servicer's Certificate referred to in paragraph (2) above as being available on the date hereof (and after giving effect to any contemporaneous demand for payment under the Letter of Credit being made by the Trustee) to be drawn under the Letter of Credit.

          (5) The Trustee has not received notice from the Corporation or any other person or entity contesting the accuracy of such Monthly Servicer's Certificate.

          (6) The account to which payment under the Letter of Credit is to be wire transferred is Account No. 30492-01/0.1, maintained at The Fuji Bank and Trust Company.


     IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the _____ day of _____________.


                         THE FUJI BANK, AND
                           TRUST COMPANY, as Trustee


                         By ___________________________
                           Name:
                           Title:







                                  ANNEX 2 TO
                    LETTER OF CREDIT NO.  LG/MIS/NY-430646
                   --------------------------------------

                      CERTIFICATE FOR "SPECIAL DRAWING"
                     ---------------------------------


                                                            ___________, 19__


The Sumitomo Bank, Limited
One World Trade Center, 95th Floor
New York, New York 10048

Attention:

     Re:  Irrevocable Letter of Credit No. LG/MIS/NY-430646

Gentlemen:

     The undersigned, a duly authorized officer of The Fuji Bank and Trust Company (the "Trustee"), hereby certifies to The Sumitomo Bank, Limited with reference to irrevocable Letter of Credit No. LG/MIS/NY-430646 (the "Letter of Credit") (any capitalized term used herein and not defined shall have the meaning set forth in the Letter of Credit) issued by The Sumitomo Bank, Limited (the "Bank"), in favor of the Trustee, that:

     (1) The Trustee is the Trustee under the Pooling and Servicing
Agreement.

     (2) The Trustee has been instructed by the Servicer to make a Special Drawing.

     (3) A Responsible Officer of the Trustee has obtained knowledge that the short-term debt rating of the Bank has been reduced, suspended or withdrawn.

     (4) The Trustee hereby demands payment under the Letter of Credit in the amount of $_____, which amount equals the Available Letter of Credit Amount on the Business Day preceding the date hereof, as specified in the Monthly Servicer's Certificate delivered by the Servicer pursuant to Section 3.04(b) of the Pooling and Servicing Agreement (and after giving effect to any contemporaneous demand for payment under the Letter of Credit being made with respect to such date).

     (5) All amounts received by the Trustee from the Bank in respect of this certificate shall be applied in accordance with Section 4.01A(e) of the Pooling and Servicing Agreement.

     (6) The Trustee directs that such amounts be deposited in Account No. ____________ at The Fuji Bank and Trust Company.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of this _____ day of ____________, 19__.


                         THE FUJI BANK AND
                           TRUST COMPANY, as Trustee


                         By: ________________________
                             Authorized Signatory





                                  ANNEX 3 TO
                    LETTER OF CREDIT NO. LG/MIS/NY-430646
                   -------------------------------------

                       CERTIFICATE FOR THE TERMINATION
                   OF LETTER OF CREDIT NO. LG/MIS/NY-430646


The Sumitomo Bank, Limited
One World Trade Center
New York, New York 10048

Attention:

     The undersigned, a duly authorized officer of The Fuji Bank and Trust Company (the "Trustee"), hereby certifies to The Sumitomo Bank, Limited, with reference to Irrevocable Letter of Credit No. LG/MIS/NY-430646 (the "Letter of Credit"; any capitalized terms used herein and not defined shall have the meaning set forth in the Letter of Credit) issued by The Sumitomo Bank, Limited in favor of the Trustee, that the Letter of Credit shall terminate on _________________. Accordingly, we herewith return to you for cancellation the Letter of Credit, which is terminated, as of the date hereof, pursuant to its terms.


Date: _______________         THE FUJI BANK AND TRUST COMPANY,
                                as Trustee

                              By ___________________________
                                   Authorized Officer





                                  ANNEX 4 TO
                    LETTER OF CREDIT NO. LG/MIS/NY-430646
                   -------------------------------------


                                   ___________, 19__



The Sumitomo Bank, Limited
One World Trade Center
New York, New York 10048
Attention:  Loan Administration

          Re:  Irrevocable Letter of Credit No.
               LG/MIS/NY-430646
               of The Sumitomo Bank, Limited

Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to:

                  _________________________________________
                             (Name of Transferee)


                  _________________________________________
                                  (Address)

all rights of the undersigned beneficiary to draw under the above-captioned Letter of Credit (the "Letter of Credit"). The transferee has succeeded the undersigned as Trustee under the Pooling and Servicing Agreement (as defined in the Letter of Credit).

     By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however,
                                                       --------  -------
that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

     The Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that you cause the transfer of the Letter of Credit to our transferee or that, if so requested by the transferee, you cause the issuance of a new irrevocable Letter of Credit in favor of the transferee with provisions consistent with the Letter of Credit.

                         Very truly yours,


                         __________________________
                            as predecessor Trustee


                         By _______________________
                            (Name and Title)




                        AMENDMENT TO LETTER OF CREDIT
                       -----------------------------



     This AMENDMENT TO LETTER OF CREDIT is made as of June 5, 1995, to Irrevocable Servicer Letter of Credit No. LC/MIS/NY-430646, dated as of December 2, 1992 (the "Letter of Credit") and issued by The Sumitomo Bank, Limited, New York Branch to The Fuji Bank and Trust Company, as trustee, for the account of Bridgestone/Firestone, Inc. in the stated amount of $45,000,000.

     The first paragraph of the Letter of Credit is hereby amended by amending and restating such paragraph in its entirety as follows:

          At the request and for the account of our customer, Bridgestone/Firestone, an Ohio corporation (the "Corporation"), we (the "Bank") hereby establish in your favor this Irrevocable Letter of Credit No. LG/MIS/NY-430646 wherein you, as trustee (the "Trustee") under the Pooling and Servicing Agreement dated November 1, 1992, as supplemented by (i) the Series 1992-A Supplement, dated as of November 1, 1992 and amended as of June 5, 1995, (ii) the Series 1992-B Supplement, dated as of November 1, 1992 and amended and restated as of January 4, 1993, and (iii) the Series 1995-A Supplement dated as of June 5, 1995 (collectively, the "Pooling and Servicing Agreement"), among the Corporation, as servicer, Firestone Retail Credit Corporation, as transferor and you, pursuant to which the Bridgestone/Firestone Master Trust, Series 1992-A, Series 1992-B and Series 1995-A Certificates (collectively, the "Certificates") have been issued, are hereby irrevocably authorized, to draw (i) as required under Section 4.01A(a) of the Pooling and Servicing Agreement or (ii) Section 4.01A(e) of the Pooling and Servicing Agreement (a "Special Drawing"), upon the terms and conditions hereinafter set forth, in an aggregate amount not exceeding $45,000,000 (hereinafter, as reduced from time to time in accordance with the provisions hereof, the "Stated Amount").

     Except as expressly amended hereby, the Letter of Credit remains in full force and effect.

                                   THE SUMITOMO BANK, LIMITED,
                                     NEW YORK BRANCH


                                   By:___________________________
                                      Name:
                                      Title: